FOR IMMEDIATE RELEASE

INTER PARFUMS, INC. REPORTS FIRST QUARTER RESULTS
New York, New York, May 11, 2009: Inter Parfums, Inc. (NASDAQ GS: IPAR) today reported results for the first quarter ended March 31, 2009.

First Quarter 2009 Compared to First Quarter 2008:
•	Net sales declined 27% to $90.4 million from $123.2 million; at comparable foreign currency exchange rates, net sales were down 21% for the period;
•	European-based operations achieved sales of $82.0 million, down 26% from $110.6 million;
•	Sales by U.S.-based operations declined 33% to $8.4 million from $12.6 million;
•	Gross margin was 59% compared to 60%;
•	S, G & A expense as a percentage of sales was 48% compared to 45%;
•	Operating margins were 11.4% of sales compared to 15.5%;
•	Net income attributable to Inter Parfums, Inc. declined 35% to $7.3 million from $11.1 million; and,
•	Diluted earnings per share attributable to Inter Parfums, Inc. common shareholders were $0.18 compared to $0.28.

Jean Madar, Chairman and CEO of Inter Parfums, noted, “As we previously reported, the global economic crisis and its impact on discretionary consumer spending were certainly factors in the comparable quarter decline in sales, but there were other reasons as well.  The strength of the U.S. dollar relative to the euro had the net effect of depressing 2009 first quarter sales by about 6% as compared to last year.  Also, significant growth in the first quarter of 2008 as compared to the first quarter of 2007 made for a difficult comparison.  Burberry The Beat for women, our largest ever global fragrance launch, commenced in the first quarter of last year.  In addition, sales by U.S.-based operations surged 31% from the first quarter of 2007 as we added a new international element to our domestic business.”

Discussing factors impacting profitability, Russell Greenberg, Executive Vice President & CFO, pointed out, “Since European-based product sales to U.S. customers are denominated in dollars while costs are incurred in euro, we had expected an increase in the gross margin percentage in the first quarter of 2009.  However, the gross margin benefits stemming from currency exchange rates were offset by sales mix issues within individual product lines, resulting in the decline in gross margin percentage.  Another factor skewing our comparable quarter operating margins relates to advertising expenditures associated with Burberry The Beat for women.  As previously disclosed, advertising expenditures associated with the launch were predominantly incurred in the second quarter of 2008, while most of the sales of Burberry The Beat for women were recognized in the first quarter of 2008.  With lower sales expected in 2009 compared to 2008, our advertising and promotional spending budgets have been adjusted to align our spending with anticipated sales. We are again affirming our 2009 guidance, with net sales of $390 million, net income of approximately $21.0 million or $0.70 per diluted share, assuming the dollar remains at current levels.”

Mr. Madar went on to say, “We are in the midst of our 2009 new product launch schedule for our European-based operations which began with the global rollout of the men’s version of Burberry The Beat.  This was followed by the Lanvin L’Homme Sport line.  We also have a new Paul Smith fragrance for men, a Quiksilver signature fragrance for men, a limited edition, high-end Van Cleef & Arpels women’s fragrance, aptly named Collection Extraordinaire, in the pipeline for this year.  With regard to U.S.-based operations, last month Close, a new Gap fragrance was launched at approximately 550 Gap stores and roughly 175 Gap Body stores nationwide with international distribution into 5,000 doors on schedule for the second half of 2009.  In August 2009, we have new fragrances for men and women scheduled for launch at Banana Republic stores in North America with international distribution soon after.  As we’ve reported, Black Fleece, the new Brooks Brothers New York collection for men and women, our signature bebe fragrance for women, and a new fragrance for New York & Company are all in our rollout schedule this year.”
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Inter Parfums, Inc. News Release	Page 2
May 11, 2009

Cash Dividend
The Company’s next regular quarterly cash dividend of $.033 per share will be payable on July 15, 2009 to shareholders of record on June 30, 2009.

Conference Call
The management of Inter Parfums will host a conference call at 11:00 am EDT on Tuesday, May 12, 2009, to discuss first quarter results and other recent developments.  Interested parties may participate by calling 706-679-3037, approximately 10 minutes before the start of the call.  This conference call will also be distributed live over the Internet via the Investor Relations section of the Company’s web site at www.interparfumsinc.com.  To listen to the live call, please go to the web site in advance to register.  If you are unable to listen live, the conference call will be archived at the web site.

Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, Van Cleef & Arpels, Paul Smith, S.T. Dupont, Christian Lacroix and Quiksilver/Roxy.  The Company also owns Lanvin Perfumes and Nickel, a men’s skin care company.  It also produces personal care products for specialty retailers under exclusive agreements for Gap, Banana Republic, New York & Company, Brooks Brothers and bebe brands.  In addition, Inter Parfums produces and supplies mass market fragrances and fragrance related products.  The Company’s products are sold in over 120 countries worldwide.

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2008 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at Inter Parfums, Inc.	or	Investor Relations Counsel
Russell Greenberg, Exec. VP & CFO		The Equity Group Inc.
(212) 983-2640		Linda Latman (212) 836- 9609/llatman@equityny.com
rgreenberg@interparfumsinc.com		Lena Cati (212) 836-9611/lcati@equityny.com
www.interparfumsinc.com		www.theequitygroup.com

 (See Accompanying Tables)

Inter Parfums, Inc. News Release	Page 3
May 11, 2009

CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share data)
(Unaudited)

	Three months ended March 31,
	2009	2008

Net sales	$90,409	$123,163

Cost of sales	36,844	49,075

Gross margin	53,565	74,088

Selling, general and administrative expenses	43,263	54,943

Income from operations	10,302	19,145

Other expenses (income):
Interest expense	1,312	1,071
(Gain) loss on foreign currency	(1,379)	367
Interest income	(508)	(613)

	(575)	825

Income before income taxes	10,877	18,320

Income taxes	3,621	7,184

Net income	7,256	11,136

Less: Net income attributable to the noncontrolling interest	1,828	2,428

Net income attributable to Inter Parfums, Inc.	$5,428	$8,708

Earnings per share:
Net income attributable to Inter Parfums, Inc. common shareholders:
Basic	$0.18	$0.28
Diluted	$0.18	$0.28

Weighted average number of shares outstanding:
Basic	30,166	30,721
Diluted	30,166	30,808

Dividends declared per share	$0.033	$0.033

Inter Parfums, Inc. News Release	Page 4
May 11, 2009
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

ASSETS
	March 31, 2009	December 31, 2008
	(unaudited)
Current assets:
Cash and cash equivalents	$33,853	$42,404
Accounts receivable, net	113,942	120,507
Inventories	121,215	123,633
Receivables, other	2,086	2,904
Other current assets	6,906	10,034
Income tax receivable	1,346	1,631
Deferred tax assets	3,574	3,388

Total current assets	282,922	304,501

Equipment and leasehold improvements, net	8,037	7,670

Goodwill	5,238	5,470

Trademarks, licenses and other intangible assets, net	99,144	104,922

Other assets	896	2,574

Total assets	$396,237	$425,137

LIABILITIES AND EQUITY
Current liabilities:
Loans payable – banks	$11,994	$13,981
Current portion of long-term debt	11,752	13,352
Accounts payable - trade	60,128	66,236
Accrued expenses	29,074	35,368
Income taxes payable	557	442
Dividends payable	996	996

Total current liabilities	114,501	130,375

Long-term debt, less current portion	23,751	27,691

Deferred tax liability	9,568	11,562

Equity:
Inter Parfums, Inc. shareholders’ equity:
Preferred stock, $.001 par; authorized 1,000,000 shares; none issued
Common stock, $.001 par; authorized 100,000,000 shares; outstanding 30,108,939 and 30,168,939 shares at March 31, 2009 and December 31, 2008, respectively	30	30
Additional paid-in capital	42,070	41,950
Retained earnings	172,518	168,025
Accumulated other comprehensive income	13,205	25,515
Treasury stock, at cost, 10,026,379 and 9,966,379 common shares at March 31, 2009 and December 31, 2008, respectively	(31,668)	(31,319)

Total Inter Parfums, Inc. shareholders’ equity	196,155	204,201

Noncontrolling interest	52,262	51,308

Total equity	248,417	255,509

Total liabilities and equity	$396,237	$425,137